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                       TRANSACT TECHNOLOGIES INCORPORATED
                                  EXHIBIT 21.1
               SUBSIDIARIES OF TRANSACT TECHNOLOGIES INCORPORATED


                                                    Jurisdiction of                               Percentage
Name                                                Incorporation                Owner               Owned
----                                                -------------                -----               -----
Magnetec Corporation                                Connecticut                 Transact              100%
                                                                              Technologies
                                                                              Incorporated

Ithaca Peripherals Limited                          United Kingdom              Magnetec              100%

Transact Technologies International Ltd             Barbados                    Transact              100%
                                                                              Technologies
                                                                              Incorporated

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